BRITISH COLUMBIA

*NUMBER:* **575542**

# CERTIFICATE
# OF
# CHANGE OF NAME

***COMPANY ACT***

***I Hereby Certify*** *that*

AQUASOL ENVIRONTECH INC.

has this day changed its name to

**AQUASOL ENVIROTECH (CANADA) LTD.**

***Issued*** *under my hand at Victoria, British Columbia on December 11, 2000*

JOHN S. POWELL
*Registrar of Companies*
PROVINCE OF BRITISH COLUMBIA
CANADA